AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 2001
                                                REGISTRATION NO. 333-71446
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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                    FORM S-8 / POST EFFECTIVE AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              Peoplesway.com, Inc.
              (Exact name of Registrant as specified in its charter)

                   NEVADA                               87-0374559
        ------------------------------            ------------------------
       (State or other jurisdiction of            (I.R.S. incorporation or
               organization)                          Employer I.D. No.)

                              2969 Interstate Street
                         Charlotte, North Carolina  28208
                     ---------------------------------------
                     (Address of Principal Executive Office)

      Issuer's Telephone Number, including Area Code:  (704) 393-1860

                              PEOPLESWAY.COM, INC.
                              2001 INCENTIVE PLAN
                            ------------------------
                            (Full title of the plan)

                          Matthew M. Monroe, President
                             Peoplesway.com, Inc.
                             2969 Interstate Street
                         Charlotte, North Carolina 28208
                                (704) 393-1860
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            Stanley F. Freedman, Esq.
                        Krys Boyle Freedman & Sawyer, P.C.
                       600 Seventeenth Street, Suite 2700S
                            Denver, Colorado  80202
                                (303) 893-2300

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. -- X --






                     CALCULATION OF REGISTRATION FEE

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                                             Proposed Maximum      Amount of
Title of Class of Securities  Amount to be      Aggregate        Registration
to  be  Registered             Registered    Offering Price(1)        Fee
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Common Stock, $.001 Par Value    1,000,000      $605,000          $151.25(1)
                                 shares
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(1)  Previously paid.















































                                   PROSPECTUS
-----------------------------------------------------------------------------


                               PEOPLESWAY.COM, INC.

                         90,000 Shares of Common Stock

     The selling shareholders may use this prospectus in connection with sales of up to 90,000 shares of our common stock.

                                  Trading Symbol
                              OTC Bulletin Board
                                     PLWY

-----------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 6 of this prospectus.
-----------------------------------------------------------------------------

     The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. On November 9, 2001, the reported closing price for our common stock on the OTC Bulletin Board was $.70. We will not receive any proceeds from the sale of shares by the selling shareholders.

     The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






















            The date of this prospectus is November 26, 2001


                           AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

     We have filed with the Commission a Registration Statement on Form S-8 of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this Prospectus or any document incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http://www.sec.gov).

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Company documents shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such documents:

     1. Quarterly Report on Form 10-QSB filed on November 9, 2001, Exchange Act reporting number 000-28657.

     2. Current Report on Form 8-K filed on October 10, 2001, Exchange Act reporting number 000-28657.

     3. Quarterly Report on Form 10-QSB filed on August 14, 2001, Exchange Act reporting number 000-28657.

     4. Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, Exchange Act reporting file number 000-28657.

     5. Current Report on Form 8-K filed on June 21, 2001, Exchange Act reporting number 000-28657.

     6. All documents filed by the Company, subsequent to the date of this prospectus, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to Matthew Monroe, Peoplesway.com, Inc., 2969 Interstate St., Charlotte, North Carolina 28208, or
(704) 393-7591.

                              TABLE OF CONTENTS



                                                              PAGE

PROSPECTUS SUMMARY .........................................    5

RISK FACTORS ...............................................    6

USE OF PROCEEDS ............................................   12

DETERMINATION OF OFFERING PRICE ............................   12

SELLING SECURITY HOLDERS ...................................   12

PLAN OF DISTRIBUTION .......................................   13

DESCRIPTION OF COMMON STOCK ................................   14

MATERIAL CHANGES............................................   15

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF
OFFICERS AND DIRECTORS .....................................   16

INTERESTS OF NAMED EXPERTS AND
COUNSEL.....................................................   17

                             PROSPECTUS SUMMARY

     The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference in this Prospectus. The Prospectus should be read in its entirety, as this summary does not contain all the facts necessary to make an investment decision.

The Company
-----------

     Peoplesway.Com, Inc., a Nevada corporation ("we," "our," or "Peoplesway"), is an electronic commerce and Internet services company that maintains an Internet destination called "Peoplesway," located at www.peoplesway.com. The Peoplesway Web site offers goods and services for sale, including: cosmetics and beauty products, health supplements, jewelry, specialty items, and flowers, which can be obtained directly through the Web site, or by calling our customer service team members. We do not retain an inventory of any product we sell. Payment comes directly to Peoplesway from customers through a secure Internet server that accepts credit card transactions. We then forward these orders to our vendors, who then will drop ship products to customers as orders are received through our Peoplesway Web sites.

The Offering
------------

Securities Offered     90,000 shares of our $.001 par value common stock.

Offering Price         The shares being offered by this prospectus
                       are being offered by selling shareholders from time to time at the then current market price.

Common Stock to be
 Outstanding after
 Offering              13,148,969

Dividend Policy        We do not anticipate paying dividends on our
                       common stock in the foreseeable future.

Use of Proceeds        We will not receive any of proceeds from the
                       sale of the shares by the Selling Shareholders.

Risk Factors           This offering involves a high degree of risk,
                       elements of which include:

                       - We Have a Very Limited Operating History
                       - We Have Incurred Substantial Losses and May Never
                           Achieve Profitability
                       - We Need Additional Working Capital
                       - Certain economic conditions may affect our operations
                       - Our Future Operations Will Depend on the Efforts
                           of our Management Team and Our Business
                           Will Suffer if We Lose the Services of Any
                           Key Employees

                       - We Have Agreements with a Related Party
                           Which May Create Conflicts of Interest That
                           Could Hurt Our Business
                       - We rely upon the accurate and proper utilization of
                           our information system and a significant failure of such system may affect our operations
                       - We Face Intense Competition Which Could Adversely
                           Affect Our Financial Performance
                       - Our operations may be affected by any backlog in
                           delivery from our vendors
                       - Our business is subject to the rapid changes
                           experienced by the technological industry
                       - Resales of Outstanding Restricted Shares Could Hurt
                           the Market Price of Our Stock
                       - We do not Expect to Pay Dividends
                       - The Market for Our Shares is Very Limited and May not
                           be Maintained
                       - The Market for Our Common Stock is Adversely
                           Affected by the "Penny Stock" Rules

Plan of Distribution     The selling shareholders may sell the common stock
                         directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.

                                RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information in this Prospectus, the following:

     The securities being offered hereby are speculative in nature and involve a high degree of risk. Following is a summary discussion of the risk factors applicable to an investment in the securities. Prospective investors should thoroughly consider all of the risk factors discussed below and should understand that there is substantial risk they will lose all or part of their investment. No person should consider investing who cannot afford to lose his entire investment or who is in any way dependent upon the funds that he is investing.

1.   We have a limited operating history.

     We have had limited operations since our inception in 1980, and since becoming Peoplesway in September 1999. We have accumulated $332,873 in losses for our first nineteen months of operations as Peoplesway (September 1, 1999 through March 31, 2001), none of our operations have proven successful, and there is no assurance that we can profitably market our present products and services.

2.   We have incurred substantial losses.

     We had limited net revenues $789,625 and substantial losses ($166,360) for the year ended March 31, 2001.

     The net loss shown for the period ending March 31, 2001 reflects certain expenses, which were borne by RMC Group, Inc., which shares office space with Peoplesway. All expenses paid by DRM and/or any of its subsidiaries are being booked as a Peoplesway expense and an inter-company payable is established with DRM and/or the appropriate subsidiary.

3.   Our additional capital requirements.

     Peoplesway has limited capital. Our primary revenues are derived from the sale of a limited number of goods and services online to limited markets, and these sales are presently dependent upon the services provided by our alliance with DRM and a small number of employees. If this alliance ends, it is likely that we cannot continue as a going concern. We have limited capital to increase our sales force or to expand operations; accordingly, without additional capital, growth will be limited.

4.   Certain economic considerations may affect our operations.

     Any substantial downturn in economic conditions could significantly depress discretionary consumer spending and have a material adverse effect on Peoplesway's business operations. At any given time, because of the search and comparison-shopping capabilities using the Internet, it is possible to locate items similar to that sold by Peoplesway at competitive or lower prices. Inflation may also affect the future availability of favorable terms or financing rates for Peoplesway or its customers, and deflation may also affect revenues derived from these operations.

5.   We rely heavily on our existing management.

     Peoplesway's operations are primarily dependent upon the experience and expertise of Donald R. "Pete" Monroe, Chairman; Matthew M. Monroe, President; Eugene M. Johnston, CEO and Secretary/Treasurer; and Julie B. Jordan, Executive Producer. The loss of any of our management may have a material adverse effect on our present and contemplated business operations. Our success is also dependant upon our ability to attract and retain qualified management, administrative and sales personnel to support our anticipated future growth, of which there can be no assurance. Peoplesway does not carry key man insurance upon the lives of any of our directors or executive officers.

6.   Our operations rely on our existing alliance with DRM

     Peoplesway's operations are primarily dependent upon the existence of the alliance with DRM and its subsidiaries, and the contracts that exist between DRM and vendors. Formal written agreements have been established with DRM and their subsidiaries such that all goods and service, which DRM or its subsidiaries offer for sale, are listed on, and for sale through, the Peoplesway website. However, the loss of this alliance or a downturn in the business of DRM would have a material adverse effect on our present and contemplated business operations.

7.   We have yet to pay dividends.

     We have not paid and do not expect to pay any cash dividends with respect to our common stock in the foreseeable future. We presently have limited revenues and capital. Without substantial increases in revenues and capital, it would be impossible to pay cash dividends.

8.   There is currently a limited market for our Common Stock.

     There is currently a limited trading market for our shares of common stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of common stock of Peoplesway is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our common stock. Further, there is no correlation between the present limited market price of Peoplesway's common stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our common stock should not be considered indicative of the actual value of Peoplesway or our common stock.

9. Certain of our Shares are eligible for future sales and may affect the price of our Common Stock.

     Sales of unrestricted securities may also have an adverse effect on any market that may develop in Peoplesway's common stock. Of the 13,088,969 outstanding shares of Peoplesway's common stock, 107,328 have satisfied the two-year "holding period" requirements of Rule 144(k), meaning that they can presently be sold. In addition, of the 13,088,969 shares, 12,500,000 were issued on October 18, 1999, and under Rule 144 of the Securities Act of 1933, if certain conditions are satisfied, a limited number of these shares, up to 1% of the total issued and outstanding shares of the Company, could be sold during any three month period. Once these shares enter the market, their sale may have a depressive effect on the market price of our stock.

10.  Certain conflicts of interest exist between us and our management.

     Peoplesway's directors and officers are directors, executive officers, controlling stockholders and/or partners of DRM and its related subsidiaries. Thus, there exist potential conflicts of interest including, among other things, time, effort and corporate opportunity, involved in participation with other potential business opportunities.

11.  Risks associated with the execution of our growth strategy.

     A principal component of Peoplesway's growth strategy is to partner with additional merchants and service providers that will allow their goods and services to be sold through Peoplesway's Web site, and to attract additional customers. Peoplesway's ability to execute its growth strategy depends on a number of factors including, (i) Peoplesway's ability to acquire these goods and services and related opportunities on economically feasible terms; (ii) our ability to obtain the capital necessary to finance the expansion and to pay any necessary sales, marketing and operational expenditures; and (iii) our ability to manage potentially rapidly growing operations effectively and in a manner which will result in significant customer satisfaction. There can be no assurance that we will be successful in any of these respects.

12.  Our reliance on Internet and information systems.

     We rely upon the accuracy and proper utilization of our Internet and information system to provide timely distribution services, manage our sales and track our customers' purchase and sale information. To manage our growth, we are continually evaluating the adequacy of our existing systems and procedures and continue to update and integrate critical functions. We anticipate that we will regularly need to make capital expenditures to upgrade and modify our Internet and information systems, including software and hardware, as we grow and the needs of our business changes. There can be no assurance that we will anticipate all of the demands which our expanding operations will place on our information system. The occurrence of a significant system failure or our failure to expand or successfully implement its systems could have a material adverse effect on our operations and financial results.

13.  Our operations depend on our maintaining our technical employees.

     The success of our Internet services business depends in large part upon our ability to attract and retain highly skilled technical employees in competitive labor markets. There can be no assurance that we will be able to attract and retain sufficient numbers of skilled technical employees. The loss of existing technical personnel or difficulty in hiring or retaining technical personnel in the future could have a material adverse effect on our operations and financial results.

14.  Any backlog in delivery of our products could cause a loss of sales.

     Peoplesway does not have a significant backlog of business since our vendors normally deliver and/or install products and services purchased by our customers within one to seven days from the date of order. Accordingly, backlog is not material to our business or indicative of future sales. From time to time, we may experience difficulty in obtaining products from our major vendors as a result of general industry conditions. In addition, in the Internet industry, one to three day delivery options are becoming commonplace. If we are unable to deliver products to our customers within a short time period, we may experience loss of sales.

15. We are affected by the rapid changes experienced by the technological industry.

     As with all Internet companies, our success will depend in part on our ability to develop Internet solutions that keep pace with continuing changes in information technology, evolving industry standards and changing client preferences. There can be no assurance that we will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, we will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render our services noncompetitive or obsolete. Our failure to address these developments could have a material adverse effect on our operating results and financial condition.

16.  Our competition and the low barriers to entry into our industry.

     Peoplesway expects competition to persist, intensify and increase in the retail Internet industry in the future. There are thousands of individuals and companies that sell goods and services similar to those offered by Peoplesway. Almost all of our current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and vendors, and significantly greater financial, technical, marketing and public relation resources than Peoplesway. As a strategic response to changes in the competitive environment, Peoplesway may from time to time make certain pricing, service technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on our business, financial condition, results of operations and prospects, and similar actions by competitors could materially adversely affect our present and proposed business operations, results of operations, financial condition and prospects.

     In addition, our ability to generate customers will depend to a significant degree on the uniqueness and quality of our products and services and our reputation among our customers and potential customers, compared with the quality of similar services provided by, and the reputations of, Peoplesway's competitors. To the extent that we lose customers to our competitors because of dissatisfaction with our services, or our reputation is adversely affected for any other reason, our business, results of operations, financial condition and prospects could be materially adversely affected.

     There are relatively low barriers to entry into Peoplesway's targeted business. Anyone can attempt to purchase and sell the goods and services, which Peoplesway purchases and markets. Accordingly, we are likely to face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by Peoplesway, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

17. We may acquire the assets and operations of other companies which may affect our financial condition.

     We may consider acquiring the assets and operations of other companies in order to expand our business. Integration of acquisitions may involve a number of risks that could have a material adverse effect on our operating results and financial condition, including: restructuring charges associated with the acquisitions and other expenses associated with a change of control; non-recurring acquisition costs such as accounting and legal fees; investment banking fees; amortization of acquired intangible assets; recognition of transaction-related obligations and various other acquisition-related costs; diversion of management's attention; difficulties with retention, hiring and training of key personnel; and risks of incurring unanticipated problems or legal liabilities.

     Although we would conduct due diligence, hire outside independent financial and accounting consultants, and generally require representations, warranties and indemnifications from the former owners of any acquisition candidates, there can be no assurance that such owners will have accurately represented the financial and operating conditions of their companies. If an acquired company's financial or operating results were misrepresented, or the acquired company otherwise failed to perform as anticipated, the acquisition could have a material adverse effect on the operating results and financial condition of Peoplesway.

18. The market for our Common Stock is adversely affected by the "Penny Stock" Rules.

     Peoplesway's common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks (i) with a price of less than $5.00 per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years. Until November 1999, there had been no "established public market" for Peoplesway's common stock during the last five years. While our stock has traded between $.25 and $5.36 per share since November 1999, there is no assurance that this price level will continue, as there has thus far been low volume, and our stock may be deemed to be penny stock at any time.
Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be a "penny stock."

     Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stocks to that investor. This procedure requires the broker/dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker/dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in Peoplesway's common stock to resell their shares to third parties or to otherwise dispose of them.

19. Our Patents, Trademarks, Licenses, Franchisees, Concessions, Royalty Payments or Vendor Contracts.

     Peoplesway has applied for a federal trademark of "Peoplesway" and "Peoplesway.Com." However, as of this date, these federal trademarks have not been granted. We have secured the use of Peoplesway.Com on the Internet, which cannot be used to access any other Web site as long as we remain current with our Internet registration of the name. Agreements and licenses with our vendors are directly between DRM and our vendors, other than Proflowers.com, with which we have an oral agreement, cancelable upon notice by either party. We have no direct control over the cancellation of these contracts, and if they are canceled, it may hinder our ability to be profitable or to continue operations.

                                USE OF PROCEEDS

     The proceeds from the sale of the shares of common stock offered by this prospectus will be received directly by selling shareholders and we will not receive any proceeds from the sale of these shares.

                        DETERMINATION OF OFFERING PRICE

     The shares being registered herein are being sold by the selling shareholders, and not by us, and are therefore being sold at the market price as of the date of sale. Our common stock is traded on the OTC Bulletin Board. On November 9, 2001, the reported closing price for our common stock on the OTC Bulletin Board was $.70.

                           SELLING SECURITY HOLDERS

     The table below includes information regarding ownership of our common stock by the selling shareholders on November 9, 2001 and the number of shares that they may sell under this prospectus. There are no material relationships with any of the selling shareholders other than those discussed below.

                            Shares                         Shares           Percent
                            Beneficially                   Beneficially     of Class
                            Owned Prior                    Owned After      Owned
                            to the         Shares          the              After the
Selling Shareholders        Offering       Offered (1)     Offering         Offering
-------------------------------------------------------------------------------------
Matthew M. Monroe              10,000       30,000             -0-             -0-
Rose Marie Monroe(2)       10,010,000       30,000         10,000,000         76%(3)
Eugene M. Johnston             10,000       30,000             -0-             -0-
_______________

(1)  Mathew M. Monroe, Rose Marie Monroe and Eugene M. Johnston have each been issued and each currently hold 10,000 shares of our Common Stock that has already been issued to them pursuant to our 2001 Incentive Plan and which may be resold pursuant to this prospectus.  In addition, each such person is entitled to receive an additional 20,000 shares under our 2001 Incentive Plan during the next twelve months and all of those shares may also be resold pursuant to this prospectus immediately following issuance.
Accordingly, even though only 30,000 shares has been issued to all of the above persons as of this date, an aggregate of 90,000 shares may be resold by them pursuant to this prospectus because of contemplated future issuances to them under the 2001
Incentive Plan.

(2)  Includes 8,000,000 shares owned jointly with Mrs. Monroe's husband Donald Monroe.
Does not include 2,000,000 shares owned by Donald Monroe.

(3)  Assumes the additional 60,000 shares are issued pursuant to the 2001 Incentive
Plan.  See, Footnote (1) above.


                              PLAN OF DISTRIBUTION

     The selling shareholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling shareholders may effect the distribution of the common stock in one or more of the following methods:

         - ordinary brokers transactions, which may include long or short sales;

         - transactions involving cross or block trades or otherwise on the open market;

         - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

         - "at the market" to or through market makers or into an existing market for the common stock;

         - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         - through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or


         - any combination of the above, or by any other legally available means.

     In addition, the selling shareholders or successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The selling shareholders and any other persons participating in a distribution of securities will be subject to the rules, regulations and applicable provisions of the Securities Exchange Act, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling shareholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered by this prospectus.

     Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.

     We cannot assure you that the selling shareholders will sell any or all of the shares of common stock offered by the selling shareholders.

     In order to comply with the securities laws of certain states, if applicable, the selling shareholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling shareholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                         DESCRIPTION OF COMMON STOCK

     We are authorized to issue 100,000,000 shares of our $.001 par value Common Stock, of which 13,088,969 shares were issued and outstanding as of October 31, 2001. Holders of Common Stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Shareholders do not have cumulative rights; hence, the holders of more than 50% of the outstanding Common Stock can elect all directors.

     Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, holders of Common Stock will share pro rata in any distribution of our assets after payment of all liabilities. We do not anticipate that any dividends on Common Stock will be declared or paid in the foreseeable future. Holders of Common Stock do not have any rights of redemption or conversion or preemptive rights to subscribe to additional shares if issued by us. However, one unaffiliated private investor holds a contractual preemptive right to purchase additional shares. All of the outstanding shares of our Common Stock are fully paid and nonassessable.

Penny Stock and NASD Sales Practices Rules
------------------------------------------

    Our common stock is currently defined as a "penny stock" under the Exchange Act and rules of the Securities and Exchange Commission. The Exchange Act and such penny stock rules generally impose additional sales practices and disclosure requirements on broker-dealers who sell our securities to persons other than "accredited investors" or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, the broker-dealer must make a written suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain required disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, and the compensation to be received by the broker-dealer and certain associated persons, provide monthly account statements showing the market value of each penny stock held in a customer's account, and deliver certain standardized risk disclosures required by the

Securities and Exchange Commission. Consequently, the penny stock rules affect the ability of broker-dealers to make a market in or trade our shares and may also affect the ability of purchasers of shares to resell those shares in the public market.

     In addition to the "Penny Stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer that a broker-dealer have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customers financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, and this has an adverse effect on the market for our shares.

                                 MATERIAL CHANGES

     There have been no material changes to our business since the end of our last fiscal year, March 31, 2001.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the forgoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS

     The March 31, 2001 financial statements included in this Prospectus have been audited by Perrella & Associates, P.A., Pompano Beach, Florida, independent certified public accountants, to the extent and for the periods set forth in their report.

     The financial statements for the period September 1, 1999 through March 31, 2000 included in this Prospectus have been audited by Michael J. Bongiovanni, C.P.A., Charlotte, North Carolina, independent certified public accountant, to the extent and for the periods set forth in his report.

LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Krys Boyle Freedman & Sawyer, P.C., Denver, Colorado. A member of that firm owns 20,000 shares of our common stock.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON STOCK OFFERED BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY COMMON STOCK IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents that we have filed with the Commission shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of the filing of such documents:

     1. Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 filed pursuant to Section 13(a) of the Exchange Act on August 14, 2001.

     2. Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 filed pursuant to Section 13(a) of the Exchange Act on November 9, 2001.

     3. Registrant's Annual Report on Form 10-KSB for Registrant's fiscal year ended March 31, 2001, filed pursuant to Section 13(a) of the Exchange Act on July 16, 2001.

     4. Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on June 21, 2001.

     5. Description of Registrant's Common Stock, $.001 par value, as set forth in Item 8 of Amendment No. 4 to the Registrant's Registration Statement on Form 10-SB filed with the Commission on March 23, 2001.

     6. All documents filed by us, subsequent to the date of this registration statement, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is also incorporated herein by reference
modifies or replaces  such statement.   Any such statement so modified or
superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

     Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense."

     Section 78.751(4) of the NRS limits indemnification under Sections 78.751(1) and 78.751(2) to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or
(3) independent legal counsel determines that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

     The articles of incorporation of Peoplesway provide that the corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers of the corporation, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement before or after suit is commenced, in connection with any claim, action, suit or proceeding in which they are made parties, except in relation to matters as to which any such officer or director shall be judged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

  EXHIBIT
  NUMBER         DESCRIPTION                             LOCATION

  4.1     Articles of Incorporation               Incorporated by reference
                                                  to Exhibit 3(i) to the
                                                  Registrant's Form 10-SB
                                                  Registration Statement

  4.2     Bylaws                                  Incorporated by reference
                                                  to Exhibit 3(ii) to the
                                                  Registrant's Form 10-SB
                                                  Registration Statement

  5.1     Opinion of Krys Boyle                   Filed electronically
          Freedman & Sawyer, P.C.                 herewith

 23.1     Consent of Krys Boyle                   Previously filed
          Freedman & Sawyer, P.C.

 23.2     Consent of Michael J. Bongiovanni,
          Certified Public Accountant             Previously filed

 23.3     Consent of Parella & Associates, P.A.   Previously filed

 23.4     Consent of Michael J. Bongiovanni,      Filed electronically
          Certified Public Accountant             herewith

 23.5     Consent of Parella & Associates, P.A.   Filed electronically
                                                  herewith

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on November 26, 2001.


                                    Peoplesway.com, Inc.



                                    By:/s/ Matthew M. Monroe
                                        Matthew M. Monroe, President


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                         TITLE                       DATE



                                 Chairman of the           November 26, 2001
/s/ Donald R. Monroe             Board
Donald R. Monroe


                                 President                 November 26, 2001
/s/ Matthew M. Monroe            and Director
Matthew M. Monroe


                                 CEO, Secretary/           November 26, 2001
/s/ Eugene M. Johnston           Treasurer and Director
Eugene M. Johnston